UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019

DECIPHERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Totten Pond Road Waltham, MA		02451
(Address of registrant’s principal executive office)		(Zip code)

(781) 209-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Dr. Michael Taylor notified Deciphera Pharmaceuticals, Inc. (the “Company”) of his resignation from his position as President and Chief Executive Officer, effective March 18, 2019 (the “Effective Date”). On March 4, 2019, the Company announced that the Board of Directors (the “Board”) had appointed Steven Hoerter, age 48, as the Company’s President and Chief Executive Officer, effective at the Effective Date.

In connection with his resignation, Dr. Taylor entered into a Transition Agreement with the Company and Deciphera Pharmaceuticals, LLC (the “Transition Agreement”) pursuant to which Dr. Taylor agrees to serve as Senior Advisor to the Company for a period of six months from the Effective Date at his current base salary and benefits. Pursuant to the terms of the Transition Agreement, following the end of his role as Senior Advisor, Dr. Taylor will receive the severance payments and benefits described in his existing employment agreement with Deciphera Pharmaceuticals, LLC upon his involuntary or constructive termination, subject to and in accordance with the previously disclosed terms of his employment agreement. In addition, Dr. Taylor will forfeit all of his outstanding unvested equity awards except for those portions of his time-based stock-based equity awards (other than unvested options under the grant of options made on January 30, 2019) that would have vested during the one year period immediately following the Effective Date (the “Preserved Equity”), which shall continue to vest through the one year anniversary of the Effective Date, subject to the terms of the applicable equity documents and Dr. Taylor’s continued service as an employee or Board member. If, subject to certain conditions, such service ends prior to the one-year anniversary of the Effective Date, the vesting of the then unvested Preserved Equity shall accelerate. Dr. Taylor will also receive a pro-rata amount of his target incentive compensation for 2019 for the period between January 1, 2019 and the Effective Date. Dr. Taylor will continue to serve as a director of the Company through his existing term expiring at the Company’s annual meeting of shareholders in 2021. During his service on the Board, Dr. Taylor will be eligible to receive compensation in accordance with and subject to the previously disclosed terms of the Company’s Non-Employee Director Compensation Program (the “NED Program”), including a pro-rated quarterly retainer of $12,500 for any Board service following the one year anniversary of the Effective Date and an annual option to purchase shares of the Company’s common stock beginning on the date of the 2020 annual meeting of stockholders in accordance with the terms of the NED Program. The Company will also extend the exercise period with respect to Dr. Taylor’s Preserved Equity until the earlier of (i) the original 10-year expiration date for such vested stock options as provided in the applicable equity documents, or (ii) 180 days after the later of the end of Dr. Taylor’s service on the Board or service as Senior Advisor. If a Sale Event (as defined in the Company’s 2017 Stock Option and Incentive Plan) occurs within the one-year period immediately following the Effective Date and Dr. Taylor is serving on the Board at the time of such Sale Event, then all of Dr. Taylor’s outstanding Preserved Equity that has not yet vested shall immediately vest and become exercisable.

Mr. Hoerter has served as a director of the Company since May 2018. Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Hoerter served as Chief Commercial Officer of Agios Pharmaceuticals, Inc. since February 2016. From September 2018 through the present, Mr. Hoerter has served on the board of directors of Constellation Pharmaceuticals, Inc., a biotechnology company, and from December 2016 through February 2018 he served on the board of directors of Ignyta, Inc., a biopharmaceutical company. From August 2011 to March 2015, Mr. Hoerter served as senior vice president, Commercial and from March 2015 to February 2016, as executive vice president and chief commercial officer at Clovis Oncology, Inc., a biopharmaceutical company, where he built and led the global commercial organization that developed go-to-market strategies for two oncology therapies. Before joining Clovis in August 2011, he was general manager and management center head at Roche Group, a pharmaceutical company, for the Sub-Saharan Africa and Indian Ocean Region. From 2005 to 2010, Mr. Hoerter held a variety of positions at Genentech, Inc., a biotechnology company, including serving on the senior leadership team for Genentech’s bio-oncology business as senior director, pipeline development and commercial operations. Prior to that, Mr. Hoerter held commercial roles at Chiron

Corporation, a biopharmaceutical company, and Eli Lilly and Company, a pharmaceutical company, in the United States, Europe and Africa. Mr. Hoerter received his B.A. from Bucknell University, M.B.A. from Tilburg University and M.S. in management from Purdue University.

In connection with his appointment, Deciphera Pharmaceuticals, LLC entered into an employment agreement with Mr. Hoerter (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Hoerter will receive an initial annual base salary of $550,000, subject to annual review and adjustment by the Board or its compensation committee and is eligible to earn an annual cash incentive award based on performance with a target value equal to 60% of his annual base salary. Mr. Hoerter will also be eligible to participate in the Company’s employee benefit programs and plans.

Pursuant to the Employment Agreement, Mr. Hoerter will receive (i) a stock option to purchase 400,000 shares of the Company’s common stock with a strike price equal to the closing price of the Company’s common stock on the date of grant, which shall vest as to 25% of the underlying shares 12 months after the Effective Date and in substantially equal monthly installments over the following three years, subject to Mr. Hoerter’s continuous service with the Company through each vesting date; (ii) restricted stock units representing 22,000 shares of the Company’s common stock which shall vest in full on the one year anniversary of the Effective Date, subject to Mr. Hoerter’s continuous service with the Company on such date; and (iii) restricted stock units representing 30,000 shares of the Company’s common stock which shall vest in four equal annual installments following the Effective Date, subject to Mr. Hoerter’s continuous service with the Company through each vesting date, (collectively, the “Equity Awards”). Each of the Equity Awards will be made pursuant to the Company’s 2017 Stock Option and Incentive Plan and will be subject to the terms and conditions of the respective award agreements thereunder.

If Mr. Hoerter’s employment is terminated by the Company without cause or due to Mr. Hoerter’s resignation for good reason, then, subject to his executing a general release of claims, Mr. Hoerter will be entitled to receive (i) base salary continuation payments for 12 months plus Mr. Hoerter’s target annual incentive bonus compensation for the then-current year, (ii) Mr. Hoerter’s incentive compensation for the fiscal year prior to the termination date that has not yet been paid (if any) and (iii) a monthly cash payment equal to the employer portion of the group health plan premium until the earliest of (A) 12 months, (B) the end of Mr. Hoerter’s COBRA health continuation period or (C) the date on which Mr. Hoerter becomes eligible to receive substantially similar coverage from another employer.

If Mr. Hoerter’s employment is terminated without cause or due to Mr. Hoerter’s resignation for good reason within 18 months following a change in control of the Company, then subject to his executing a general release of claims, Mr. Hoerter will be entitled to receive (i) a lump sum payment equal to two times the sum of Mr. Hoerter’s base salary then in effect plus Mr. Hoerter’s target annual incentive compensation for the then-current year, (ii) Mr. Hoerter’s incentive compensation for the fiscal year prior to the termination date that has not yet been paid (if any), (iii) a monthly cash payment equal to the employer portion of the group health plan premiums until the earliest of (A) 18 months, (B) the end of Mr. Hoerter’s COBRA health continuation period or (C) the date on which Mr. Hoerter becomes eligible to receive substantially similar coverage from another employer and (iv) accelerated vesting of all time-based equity incentive awards granted to Mr. Hoerter and extension of the post-termination exercise period through the date that is 12 months following the date of termination.

In connection with his employment, Mr. Hoerter also entered into Employee Confidentiality, Assignment and Noncompetition Agreement (the “CAN Agreement”). Pursuant to the CAN Agreement, during his employment and for 12 months thereafter, Mr. Hoerter has agreed to be subject to restrictions limiting his competing with the Company, including by soliciting its customers or hiring or soliciting its employees. Mr. Hoerter has also agreed not to disclose the Company’s confidential information and to assign certain inventions to the Company. Mr. Hoerter also entered into our standard form indemnification agreement for officers.

The foregoing descriptions of the Transition Agreement, the Employment Agreement and the CAN Agreement are only summaries and are qualified in their entirety by reference to the full text of the agreements, copies of which have been filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated as of March 4, 2019, by and between Deciphera Pharmaceuticals, Inc., Deciphera Pharmaceuticals, LLC and Michael D. Taylor

10.2	Employment Agreement, dated as of March 4, 2019, by and between Deciphera Pharmaceuticals, LLC and Steven Hoerter

10.3	Employee Confidentiality, Assignment and Noncompetition Agreement, dated as of March 4, 2019, by and between Deciphera Pharmaceuticals, LLC and Steven Hoerter

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Transition Agreement, dated as of March 4, 2019, by and between Deciphera Pharmaceuticals, Inc., Deciphera Pharmaceuticals, LLC and Michael D. Taylor

10.2	Employment Agreement, dated as of March 4, 2019, by and between Deciphera Pharmaceuticals, LLC and Steven Hoerter

10.3	Employee Confidentiality, Assignment and Noncompetition Agreement, dated as of March 4, 2019, by and between Deciphera Pharmaceuticals, LLC and Steven Hoerter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2019	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Michael D. Taylor
Michael D. Taylor
President and Chief Executive Officer

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